Exhibit 10.18

BRAZIL MINERALS, INC.
155 North Lake Avenue, Suite 800
Pasadena, California 91101

August 11, 2015

Nazari & Associates International Group Inc. DB Plan
c/o Michael Nazari
[address]

Dear Michael:

Reference is made to the Convertible Promissory Note from Brazil Minerals, Inc. (“BMIX”) to the Nazari & Associates International Group Inc. DB Plan (“Nazari DB Plan”) in the principal amount of $50,000, a copy of which is attached hereto as Exhibit A (the “Note”). This will confirm our agreement that effective immediately upon the filing with the Nevada Secretary of State of the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of BMIX, a copy of which is attached hereto as Exhibit B, BMIX shall issue to the Nazari DB Plan a certificate for 50 (fifty) shares of its Series B Preferred Stock, in exchange for, and in full satisfaction of, the Note.

Please acknowledge your agreement with the foregoing by signing a copy of this letter in the space indicated below and returning the signed copy to BMIX.

Very truly yours,
BRAZIL MINERALS, INC.

By: /s/Marc Fogassa
       Marc Fogassa, Chief Executive Officer

AGREED TO:

/s/ Michael Nazari
Michael Nazari
Nazari & Associates International Group Inc. DB Plan

Exhibit 10.18 -- Page 1